Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1)  That it previously had filed a registration statement on Form F-6 (OJSC Concern “KALINA” 333-121718) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2)  That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	DEUTSCHE BANK TRUST COMPANY

	By:	/s/ James Kelly
	Name:	James Kelly
	Title:	Vice President

	By:	/s/ Chris Konopelko
	Name:	Chris Konopelko
	Title:	Vice President